SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT
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THIS Second Amendment to Note Purchase Agreement (this “Second Amendment”) is made and entered into as of August 11, 2014, between GLORI ENERGY PRODUCTION INC., a corporation organized and existing under the laws of the State of Texas (the “Company”), STELLUS CAPITAL INVESTMENT CORPORATION, a corporation organized and existing under the laws of the State of Maryland, in its capacity as administrative agent (the “Administrative Agent”), and each of the holders signatory hereto (each, a “Holder” and, collectively, the “Holders”).
RECITALS

A.
The Company, the Administrative Agent and the Holders are parties to that certain Note Purchase Agreement dated as of March 14, 2014, as amended by the First Amendment to the Note Purchase Agreement dated as of March 26, 2014 (the “Note Purchase Agreement”).

B.
The Company has informed the Administrative Agent that it is not in compliance with Section 11.1(a) of the Note Purchase Agreement (the “Leverage Requirement”) for the Fiscal Quarter ending June 30, 2014 (the “Leverage Ratio Default”)

C.
The Company has requested that the Administrative Agent and the Holders, in accordance with Section 19.1 of the Note Purchase Agreement, (i) waive the application of the Leverage Ratio Default for the Fiscal Quarter ending June 30, 2014 and (ii) agree to the amendments contained herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and subject to the satisfaction of the conditions set out in Article IV below, the parties hereto hereby agree, effective as of the Effective Date (as defined below), to amend the Note Purchase Agreement and otherwise agree as follows:
ARTICLE I
DEFINITIONS
1.1    Terms Defined. Capitalized terms used, but not defined, in this Second Amendment shall have the same meanings as set forth in the Note Purchase Agreement.
ARTICLE II
AMENDMENT
2.1    Amendment to Schedule B. Schedule B of the Note Purchase Agreement is hereby amended by amending and restating the following defined term in its entirety as follows:
“Consolidated EBITDA” means, for any applicable period of computation, (a) Consolidated Net Income for such period plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Company and its Consolidated Subsidiaries for such period, (iii) depreciation, depletion and amortization expense for such period, (iv) all non-cash compensation charges related to FASB Accounting Standards Codification 718

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for such period, (v) other non-recurring expenses of the Company and its Consolidated Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (acceptable to the Administrative Agent in its sole discretion), and (vi) for the Fiscal Quarter ending June 30, 2014, non-recurring repair and maintenance expenses in an amount not to exceed $324,800 minus (c) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Company and its Consolidated Subsidiaries for such period and (ii) all non-recurring items increasing Consolidated Net Income for such period (acceptable to the Administrative Agent in its sole discretion).
ARTICLE III
LIMITED WAIVER

3.1
Subject to the conditions precedent outlined in Article IV below, the Company, the Administrative Agent and the Holders hereby agree to waive the Leverage Default for the Fiscal Quarter ending June 30, 2014, on the terms set forth herein.

3.2
Neither the execution by the Administrative Agent or the Holders of this Second Amendment, nor any other act or omission by the Administrative Agent or the Holders or their officers in connection herewith, shall be deemed a waiver, other than as provided in this Article III of this Second Amendment, by the Administrative Agent or the Holders of any Defaults or Events of Default which may exist, which may have occurred prior to the Effective Date or which may occur in the future under the Note Purchase Agreement and/or the other Note Documents. Nothing contained in this Second Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Holders’ right at any time to exercise any right, privilege or remedy in connection with the Note Documents with respect to any Default or Event of Default, (b) amend or alter any provision of the Note Purchase Agreement, the other Note Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Company or any right, privilege or remedy of the Administrative Agent or the Holders under the Note Purchase Agreement, the other Note Documents, or any other contract or instrument. Other than as set forth in this Article III of this Second Amendment, nothing in this Second Amendment shall be construed to be a consent by the Administrative Agent or the Holders to any Default or Event of Default.

ARTICLE IV
CONDITIONS
4.1    Conditions. This Second Amendment shall be effective on the date (the “Effective Date”) on which the Administrative Agent and the Holders have received each of the following documents (as specified) and the following conditions have been satisfied, each of which shall be reasonably satisfactory to the Holders in form and substance:
(a)    Second Amendment. The Administrative Agent shall have received from the Company and the Holders executed counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment.
(b)    Default, etc. The Company shall have performed and complied with all agreements and conditions contained in the Note Documents required to be performed or complied with

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by it prior to or at such Effective Date and after giving effect to the Second Amendment, no Default, Event of Default or Material Adverse Effect shall have occurred and be continuing.
(c)    Consents and Approvals. The Company shall have received all consents and approvals required by Section 8.3 of the Note Purchase Agreement to be obtained on or prior to the Effective Date, if any.
(d)    Change of Corporate Structure. No Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the Initial Closing Date except in compliance with the terms of the Note Purchase Agreement.
(e)    Representations and Warranties. The representations and warranties of the Company set forth in the Note Purchase Agreement and in the other Note Documents shall be true and correct on and as of the Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Effective Date, such representations and warranties shall continue to be true and correct as of such specified earlier date.
(f)    Proceedings and Documents. All proceedings in connection with the transactions contemplated by the Note Purchase Agreement (including this Second Amendment thereto) and the other Note Documents and all documents and instruments incident to all such transactions shall be reasonably satisfactory to the Holders and the Holders’ special counsel, and the Holders and such Holders’ special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Holder or such Holders’ special counsel may reasonably request.
ARTICLE V
MISCELLANEOUS
5.1    Ratification and Affirmation; Representations and Warranties. The Company hereby (a) ratifies, approves and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Note Document to which it is a party and agrees that each Note Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein, and (b) represents and warrants to the Holders that as of the date hereof, after giving effect to the terms of this Second Amendment: (i) all of the representations and warranties contained in each Note Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) since the Closing Date, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect. All references to the Note Purchase Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Note Purchase Agreement, as amended hereby.
5.2    Note Document. This Second Amendment and each agreement, instrument, certificate or document executed by the Company or any of its officers in connection therewith are “Note Documents” as defined and described in the Note Purchase Agreement and all of the terms and provisions of the Note Purchase Agreement relating to Note Documents shall apply hereto and thereto.
5.3    Governing Law. THIS SECOND AMENDMENT, THE OTHER NOTE DOCUMENTS AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER,

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SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
5.4    No Oral Agreement. This Second Amendment, the Note Purchase Agreement and the other Note Documents executed in connection herewith and therewith represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.
5.5    Severability of Provisions. Any provision in this Second Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Second Amendment are declared to be severable.
5.6    Counterparts. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Second Amendment by signing any such counterpart.
5.7    Headings. Article and section headings in this Second Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Second Amendment.
5.8    Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first mentioned above.

COMPANY:
Glori Energy Production Inc.

By: /s/ Victor M. Perez
Name: Victor M. Perez
Title: CFO

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HOLDERS:

Stellus Credit VCOC Fund I, LLC
By /s/ W. Todd Huskinson
Name: W. Todd Huskinson
Title: Authorized Signatory

Stellus Credit Master Fund I, LLC
By /s/ W. Todd Huskinson
Name: W. Todd Huskinson
Title: Authorized Signatory

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